UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 11, 2013

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2013, MPG Office Trust, Inc. and MPG Office, L.P. (together, the “Company”) entered into a Separation Agreement with Peter K. Johnston, its Senior Vice President, Leasing. A copy of the agreement is filed as Exhibit 99.1 to this report.

Under the terms of this agreement, Mr. Johnston resigned as an employee and officer of the Company effective January 11, 2013. Subject to his execution and non-revocation of a general release of claims, Mr. Johnston will be paid a lump-sum cash payment of $550,000 and will be paid certain contingent leasing commissions (calculated at a rate of $0.75 per square foot leased in accordance with the terms of Mr. Johnston’s pre-existing employment agreement) in the event that certain leases specified in the agreement are fully executed on or prior to May 31, 2013.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2013, Peter K. Johnston, the Company’s Senior Vice President, Leasing, entered into a Separation Agreement with the Company. Under the terms of this agreement, Mr. Johnston resigned as an employee and officer of the Company effective January 11, 2013.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Separation Agreement dated January 11, 2013
_________

*	Filed herewith.

Table of Contents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ PEGGY M. MORETTI
Peggy M. Moretti Executive Vice President, Investor and Public Relations & Chief Administrative Officer

Dated:   As of January 11, 2013